UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2010

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 12, 2010, NextFit, Inc. executed a Subscription Agreement pursuant to which it sold 5,000,000 shares of its common stock at a purchase price of $0.01 per share to one accredited investor. The Company received gross proceeds of $50,000.

The sale was made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Securities Act and Regulation D thereunder.

No person acted as finder for the Company in the offering. The Company will use the net proceeds of this offering for general working capital.

Item 3.02

Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01

Exhibits

(d) Exhibits.

Exhibit No.	Description
10.01	Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date: April 16, 2010

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